Exhibit 99.1
FOR IMMEDIATE RELEASE
Peerless Mfg. Co. Reports Fiscal 2008 Second Quarter and Year-to-Date Financial Results
Dallas, Texas, February 8, 2008 — Peerless Mfg. Co. (the “Company”), (Nasdaq: PMFG), today reported its financial results for the quarter and six months ended December 31, 2007.
Q2 fiscal 2008 compared to Q2 fiscal 2007
Revenues for the second quarter were $37.1 million, an increase of $23.0 million, compared to revenues of $14.1 million for the three months ended December 31, 2006. The Company recorded net earnings of $3.6 million or $0.55 per diluted share for the second quarter, compared to net earnings of $457,000 or $0.07 per diluted share for the three months ended December 31, 2006.
Environmental Systems segment revenues for the second quarter were $19.9 million, an increase of $17.3 million, compared to revenues of $2.6 million for the three months ended December 31, 2006. Environmental Systems segment second quarter revenues includes $10.5 million from a large project that began in the fourth quarter of fiscal year 2007. The Environmental Systems segment operating income was $5.2 million, an increase of $5.4 million, compared to an operating loss of ($138,000) for the three months ended December 31, 2006.
Separation/Filtration Systems segment revenues for the second quarter were $17.2 million, an increase of $5.7 million, compared to revenues of $11.5 million for the three months ended December 31, 2006. Separation Systems segment second quarter revenues includes $5.7 million from a large project that began in the fourth quarter of fiscal year 2007. The Separation/ Filtration Systems segment operating income was $2.8 million, an increase of $800,000, compared to an operating income of $2.0 million for the three months ended December 31, 2006.
YTD fiscal 2008 compared to YTD fiscal 2008
Revenues for the six months ended December 31, 2007 were $67.1 million, an increase of $38.4 million, compared to revenues of $28.7 million for the six months ended December 31, 2006. Net earnings were $6.9 million, or $1.07 per diluted share for the six months ended December 31, 2007, compared to net earnings of $908,000 or $0.14 per diluted share for the same period last year.
Environmental Systems segment revenues for the six months ended December 31, 2007 were $36.2 million, an increase of $29.1 million, compared to revenues of $7.1 million for the six months ended December 31, 2006. Environmental Systems segment six months revenues includes $23.9 million from a large project that began in the fourth quarter of fiscal year 2007. The Environmental Systems segment operating income was $9.8 million for the six months ended December 31, 2007, an increase of $9.0 million, compared to an operating income of $794,000 for the same period last year.

Separation/Filtration Systems segment revenues for the six months ended December 31, 2007 were $30.9 million, an increase of $9.3 million, compared to revenues of $21.6 million for the same period last year. Separation/Filtration Systems segment six months revenues includes $8.5 million from a large project that began in the fourth quarter of fiscal year 2007. The Separation/ Filtration Systems segment operating income was $5.0 million, an increase of $2.0 million, compared to an operating income of $3.0 million for the same period last year.
At December 31, 2007, the Company reported total assets of $88.1 million, working capital of $38.7 million and a current ratio of 1.9 to 1.0.
Mr. Peter J. Burlage, Chief Executive Officer of Peerless, stated, “Our second quarter and six month performance was exceptionally strong, and indicative of our operational improvements, the demand for our products and the strength of the global marketplace we serve. Additionally, we benefited from a significant Environmental Systems order during the quarter, which was in development for some time and could not have been achieved without the contribution and dedication of our employees.”
Mr. Burlage further commented, “Both of our operating segments, Separation/Filtration and Environmental Systems, reported significantly higher revenues and operating income for the quarter and six month period compared to the same periods last year. We continue to experience solid demand for our products, both domestically and internationally, driven by the need for increased energy infrastructure, the use of natural gas for power generation and the escalating regulation of emissions. With our backlog, at December 31, 2007, of $69 million, we have strong momentum for the balance of this fiscal year. ”
Conference Call
Peter Burlage, President & Chief Executive Officer, and Henry Schopfer, Chief Financial Officer, will discuss the Company’s financial results for the second quarter ended December 31, 2007, during a conference call scheduled for today, at 10:00 a.m. ET.
Shareholders and other interested parties may participate in the conference call by dialing +1 888 713 4216 (domestic) or +1 617 213 4868 (international) and entering access code 84061528, a few minutes before 10:00 a.m. ET on February 8, 2008. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PBLUCTGDB. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com or www.peerlessmfg.com.
A replay of the conference call will be accessible two hours after its completion through February 22, 2008 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering access code 53014311. The call will also be archived for 30 days at www.streetevents.com, www.fulldisclosure.com and www.peerlessmfg.com.

About Peerless Mfg. Co.
Peerless Mfg. Co. is engaged in the business of designing, engineering, manufacturing and selling highly specialized products used for the abatement of air pollution and products for the separation and filtration of contaminants from gases and liquids. The Company headquartered in Dallas, Texas, markets its products worldwide.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company include, but are not limited to: the growth rate of the Company’s revenue and market share, the consummation of new, and the non-termination of existing, contracts; the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment; the quality of the Company’s plans and strategies; and the Company’s ability to execute such plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Henry G. Schopfer, Chief Financial Officer
Peerless Mfg. Co.
14651 North Dallas Parkway
Suite 500
Dallas, Texas 75254
Phone: (214) 357-6181
Fax: (214) 351-0194
or
Kevin McGrath
Cameron Associates
(212) 245-4577
Kevin@cameronassoc.com

Peerless Mfg. Co.
Condensed Financial Information
(In thousands, except per share amounts)

	Three months ended		Six months ended
	December 31,		December 31,
Operating Results	2007	2006	2007	2006

Revenues	$37,086	$14,091	$67,104	$28,729
Cost of goods sold	24,668	9,587	44,301	19,830

Gross profit	12,418	4,504	22,803	8,899
Operating expenses	7,176	3,974	12,777	7,717

Operating income	5,242	530	10,026	1,182
Other income	213	174	640	217
Income tax expense	(1,905)	(247)	(3,730)	(491)

Net earnings	$3,550	$457	$6,936	$908

Earnings per share
Basic	$0.55	$0.07	$1.08	$0.14
Diluted	$0.55	$0.07	$1.07	$0.14

	December 31,	June 30,
Condensed Balance Sheet Information	2007	2007

Current assets	$83,989	$64,106
Non current assets	4,159	4,565

Total assets	$88,148	$68,671

Current liabilities	$45,303	$33,484
Non current liabilities	1,952	1,650
Shareholders’ equity	40,893	33,537

Total liabilities and shareholders’ equity	$88,148	$68,671